                                                                    Exhibit 11

                             Harmon Industries, Inc.
                                    Form 10-Q
                        Computation of Per Share Earnings
                    (in thousands, except earnings per share)

                                                                Three Months ended March 31,
                                                         -------------------------------------------
                                                               1999                     1998
                                                               ----                     ----
Basic:

Net earnings                                                       $ 1,203                  $ 2,812
                                                         -----------------       ------------------
                                                         -----------------       ------------------

Weighted average shares outstanding                                 10,744                   10,493
Shares representing unearned compensation                              (12)                     (12)
                                                         -----------------       ------------------
   Total                                                            10,732                   10,481
                                                         -----------------       ------------------
                                                         -----------------       ------------------
Basic earnings per share                                            $ 0.11                   $ 0.27
                                                         -----------------       ------------------
                                                         -----------------       ------------------

Diluted:

Net earnings                                                       $ 1,203                  $ 2,812
                                                         -----------------       ------------------
                                                         -----------------       ------------------

Weighted average shares outstanding                                 10,744                   10,493
Shares representing unearned compensation                              (12)                     (12)
Equivalent shares under option plans                                   132                      127
                                                         -----------------       ------------------
   Total                                                            10,864                   10,608
                                                         -----------------       ------------------
                                                         -----------------       ------------------
Diluted earnings per share                                          $ 0.11                   $ 0.27
                                                         -----------------       ------------------
                                                         -----------------       ------------------


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